UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009 (February 12, 2009)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(703) 714-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Joseph E. Robert, Jr., the Chief Executive Officer and Chairman of the Board of Directors of JER Investors Trust Inc. (“JRT”), underwent surgery on Thursday, February 12, 2009 in connection with growths discovered in his head. The physicians treating Mr. Robert are proceeding under the assumption that such growths may be cancer, although conclusive diagnosis has not been reached. Mr. Robert remains hospitalized at this time and is in stable condition.

Mr. Robert is also the Chief Executive Officer and Chairman of the Board of Directors of J. E. Robert Company, Inc. and the Chief Executive Officer and Managing Member of JER Commercial Debt Advisors LLC, the manager of JRT. J.E. Robert Company, Inc. provides our manager with the personnel, services and resources necessary to perform the manager’s obligations and responsibilities under the management agreement with JRT, including due diligence and asset management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: February 18, 2009	By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer